UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2015

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Federal Home Loan Bank of Dallas ("Bank") has amended its capital plan to, among other things, allow for the creation of two sub-classes of the Bank’s Class B Capital Stock (Class B-1 Stock and Class B-2 Stock). As further described below, the Bank must take additional actions in order to implement these amendments and those actions have not yet occurred.

Currently, members are required to maintain an investment in Class B Capital Stock (hereinafter referred to as "Existing Class B Stock") equal to the sum of a membership investment requirement and an activity-based investment requirement. If the amendments are ultimately implemented, Class B-1 Stock would be eligible to meet the membership investment requirement and Class B-2 Stock would be eligible to meet the activity-based investment requirement. The creation of the two sub-classes of stock would be implemented on the first day of the calendar quarter designated by the Bank that begins at least 30 days following the Bank’s notification to its members that such implementation will occur (hereinafter referred to as the "Sub-Class Amendment Implementation Date"). While there can be no assurances, the Bank currently expects to provide this notification on or before August 31, 2015. If the notification is provided on or before that date, the Sub-Class Amendment Implementation Date would be October 1, 2015.

On the Sub-Class Amendment Implementation Date, the Bank would exchange all shares of Existing Class B Stock at the open of business on such date for an equal number of shares of capital stock consisting of shares of Class B-1 Stock and Class B-2 Stock allocated as described in the next sentence. For each member, (i) a number of shares of Existing Class B Stock in an amount sufficient to meet such member’s activity-based investment requirement would be exchanged for an equal number of shares of Class B-2 Stock and (ii) all other outstanding shares of Existing Class B Stock held by such member would be exchanged for an equal number of shares of Class B-1 Stock. Immediately following these exchanges, all shares of Existing Class B Stock would be retired.

Subject to the limitations in the capital plan, the Bank would subsequently convert shares of one sub-class of Class B Stock to the other sub-class of Class B Stock under the following circumstances: (i) shares of Class B-2 Stock held by a member in excess of its activity-based investment requirement would be converted into Class B-1 Stock, if necessary, to meet that member’s membership investment requirement and (ii) shares of Class B-1 Stock held by a member in excess of the amount required to meet its membership investment requirement would be converted into Class B-2 Stock as needed in order to satisfy that member’s activity-based investment requirement.

If, following the Sub-Class Amendment Implementation Date, the Bank was to initiate the repurchase of an amount of all members’ excess stock, then, for each member, the Bank would repurchase shares of Class B-2 Stock that were excess stock first, after which, if necessary, it would repurchase shares of Class B-1 Stock that were excess stock until the designated total repurchase amount was repurchased.

Following the Sub-Class Implementation Date, the Bank’s Board of Directors could declare dividends at the same rate for all shares of Class B Stock, or at different rates for Class B-1 Stock and Class B-2 Stock, provided that in no event could the dividend rate on Class B-2 Stock be lower than the dividend rate on Class B-1 Stock. Dividend payments could be made in the form of cash, additional shares of either, or both, sub-classes of Class B Stock, or a combination thereof as determined by the Bank’s Board of Directors. While there can be no assurances, the Bank currently anticipates that the dividend rates on Class B-2 Stock would likely be higher than the dividend rates on Class B-1 Stock.

For purposes of voting rights, all shares of Class B Stock regardless of sub-class would be treated the same.

The Bank also amended its capital plan to modify the permissible range for the advances-based component of the activity-based investment requirement. On the Sub-Class Amendment Implementation Date, the permissible range for the advances-based component of the activity-based investment requirement would change from a range of 3.0 percent to 5.0 percent of members’ advances outstanding to a range of 2.0 percent to 5.0 percent of members’ advances outstanding (the current requirement established by the Bank’s Board of Directors is 4.1 percent of members’ advances outstanding). The amendments did not alter the permissible ranges for the membership investment requirement or the Acquired Member Asset component of the activity-based investment requirement.

Further, on and after the Sub-Class Amendment Implementation Date, the Bank’s Board of Directors could also establish one or more separate advances investment requirement percentages (each an "advance type specific percentage") within the range described above to be applied to a specific category of advances in lieu of the generally applicable advances-related investment requirement percentage in effect at the time. Such category of advances could be defined as a particular advances product offering, advances with particular maturities or other features, advances that represent an increase in member borrowing, or such other criteria as the Bank’s Board of Directors might determine. Any advance type specific percentage could be established for an indefinite period of time, or for a specific time period, at the discretion of the Bank’s Board of Directors. While there can be no assurances, the Bank currently anticipates that it would establish one or more separate advances investment requirement percentages that would be less than the current requirement, although the categories of advances and the applicable percentages have not yet been determined.

This report contains forward-looking statements that reflect current beliefs and expectations of the Bank with respect to future events and transactions between the Bank and its members. These statements are identified by the use of forward-looking terminology, such as "anticipates," "plans," "believes," "could," "may," "should," "would," "will," "might," "expects," "intends," or other similar terms. The Bank cautions that forward-looking statements involve risks or uncertainties that could cause the Bank’s actual results to differ materially from those expressed or implied in these forward-looking statements, or could affect the extent to which a particular objective or prediction is realized. As a result, undue reliance should not be placed on these statements. The Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

July 6, 2015	By:	/s/ Sanjay Bhasin

Name: Sanjay Bhasin
Title: President and Chief Executive Officer